Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended June			Year-to-Date June
	2011	2010	Change	2011	2010	Change
Income Account-
Retail Revenues-
Fuel	$1,491	$1,454	$37	$2,794	$2,882	$(88)
Non-Fuel	2,351	2,117	234	4,444	4,148	296
Wholesale Revenues	507	473	34	956	1,015	(59)
Other Electric Revenues	154	142	12	303	278	25
Non-regulated Operating Revenues	18	21	(3)	36	42	(6)
Total Revenues	4,521	4,207	314	8,533	8,365	168
Fuel and Purchased Power	1,817	1,757	60	3,393	3,529	(136)
Non-fuel O & M	913	918	(5)	1,855	1,827	28
Depreciation and Amortization	429	367	62	848	710	138
Taxes Other Than Income Taxes	227	214	13	447	426	21
Total Operating Expenses	3,386	3,256	130	6,543	6,492	51
Operating Income	1,135	951	184	1,990	1,873	117
Other Income, net	32	42	(10)	69	88	(19)
Interest Charges	199	219	(20)	421	441	(20)
Income Taxes	349	248	101	580	483	97
Net Income	619	526	93	1,058	1,037	21
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	0	32	32	0
NET INCOME AFTER DIVIDENDS ON PREFERRED
AND PREFERENCE STOCK (See Notes)	$603	$510	$93	$1,026	$1,005	$21

Notes
-	Certain prior year data has been reclassified to conform with current year presentation.

-	Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.